Exhibit 10.4

THIRD AMENDMENT TO CREDIT AGREEMENT

AND OTHER LOAN DOCUMENTS

THIS THIRD AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”) made as of the 29th day of July, 2011, by and among FOX PROPERTIES LLC, a Delaware limited liability company (“Borrower”), DUPONT FABROS TECHNOLOGY, L.P., a Maryland limited partnership (“Guarantor”), TD BANK, NATIONAL ASSOCIATION, a national banking association (“TD”), THE LENDERS WHICH ARE OR BECOME PARTIES TO THE CREDIT AGREEMENT (AS HEREINAFTER DEFINED) (TD and such lenders, collectively, the “Lenders”), and TD BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (the “Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, Guarantor, Agent and the Lenders entered into that certain Credit Agreement dated as of December 2, 2009, as amended by that certain First Amendment to Credit Agreement and Other Loan Documents dated as of December 10, 2009, as further amended by that certain Second Amendment to Credit Agreement and Other Loan Documents dated as of March 26, 2010 (as so amended, as amended herein and as the same may be further varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, the Lenders made a loan to Borrower in the principal amount of $150,000,000.00 in accordance with the terms of the Credit Agreement (the “Loan”), which Loan is evidenced by, among other things, the Notes made by Borrower to the order of the Lenders and delivered from time to time under the Credit Agreement (together with all amendments, modifications, consolidations, increases, supplements, replacements, restatements and extensions thereof, collectively, the “Note”);

WHEREAS, Borrower, Guarantor, Agent and the Lenders have agreed to amend certain terms and provisions of the Credit Agreement and the other Loan Documents all as set forth herein;

NOW, THEREFORE, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1. Definitions. All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Credit Agreement, as amended herein.

2. Modification of the Credit Agreement. Borrower, Guarantor, the Lenders and Agent do hereby modify and amend the Credit Agreement as follows from and after the date hereof:

(a) The definition of “Applicable Margin” set forth in §1.1 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in place thereof:

Applicable Margin. The Applicable Margin shall be three percent (3.00%).

(b) The definition of “LIBOR” set forth in §1.1 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in place thereof:

LIBOR. For any LIBOR Rate Loan for any Interest Period, the rate of interest for deposits in U.S. dollars (rounded upwards, at Agent’s option, to the next 100th of one percent) equal to the British Bankers’ Association London Interbank Offered Rate (“BBA LIBOR”) for a period with a maturity equal to one month as published by Bloomberg (or such other commercially available source providing quotations of BBA LIBOR as designated by Agent from time to time) at approximately 11:00 a.m., London time, on the day that is two (2) London Business Days preceding the first day of such Interest Period; provided, however, (i) if more than one BBA LIBOR is specified, the applicable rate shall be the arithmetic mean of all such rates or (ii) if, for any reason, such rate is not published by Bloomberg (or such other source designated by Agent as set forth above), the rate for such Interest Period will be determined by Agent to be the average rate per annum at which deposits in U.S. dollars are offered for a period with a maturity equal to one month by major banks in London, selected by Agent, at approximately 11:00 a.m., London time, on the day that is two (2) London Business Days prior to the first day of such Interest Period.

(c) The definition of “Lock-Out Period” set forth in §1.1 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in place thereof:

Lock-Out Period. The period from the date of this Agreement through and including July 31, 2012.

(d) The following definitions are hereby inserted in §1.1 of the Credit Agreement in alphabetical order:

Exit Fee. The Exit Fee is a fee to each Lender, calculated at the time of prepayment, in an amount equal to (a) for each Lender holding a Note with an outstanding principal balance of $20,000,000 or less at the time of such prepayment (excluding the amount being prepaid), 0.75% (75 basis points) multiplied by the outstanding principal balance of such Lender’s Note (excluding the amount being prepaid) and (b) for each Lender holding a Note with an outstanding principal balance of more than $20,000,000 at the time of such prepayment (excluding the amount being prepaid), 1.00% (100 basis points) multiplied by the outstanding principal balance of such Lender’s Note (excluding the amount being prepaid).

Third Amendment. That certain Third Amendment to Credit Agreement and Other Loan Documents dated as of July 29, 2011, by and among Borrower, Guarantor, Agent and the Lenders.

(e) §3.3(a) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in place thereof:

(a)

Borrower may not voluntarily prepay the Notes in whole or in part at any time prior to the expiration of the Lock-Out Period, nor shall the Lenders be obligated to accept any such prepayment tendered by Borrower. After the expiration of the Lock-Out Period and prior to November 30, 2012, Borrower shall have the right, at its election, to prepay the outstanding amount of the Loans, as a whole or in part, provided that, except with respect to any amount prepaid solely from the application of Insurance Proceeds or Condemnation Proceeds pursuant to §7.7, any such amount prepaid shall be accompanied by the Exit Fees which shall be paid by Borrower to Agent for the account of the Lenders. From and after November 30, 2012, Borrower shall have the right, at its election, to prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium (including the Exit Fees). In connection with any prepayment of the Loan permitted hereunder (but not including any payments as a result of the application of casualty and condemnation proceeds so long as no Event of Default exists), Borrower shall pay Agent for the account of the Lenders any sums that may be due under §4.8.

(f) The following is hereby inserted as §3.7 of the Credit Agreement:

§3.7 Payment Following Acceleration or Event of Default. If concurrently with or after an Event of Default under the Loan Documents first occurring prior to November 30, 2012, or if concurrently with or after any acceleration of the Loans pursuant to the terms of §3.2(b) of the Loan Agreement as a result of an event first occurring prior to November 30, 2012 that permits, requires or gives rise to such acceleration, payment of all or any part of the outstanding amount of the Loans is tendered by Borrower, a purchaser at foreclosure or any other Person, (a) such tender shall be deemed an attempt to circumvent the prohibition against, and restrictions on, prepayment set forth in the first and second sentences of §3.3(a) of the Loan Agreement and (b) Borrower, such purchaser at foreclosure or such other Person shall pay, in addition to such repayment of the outstanding amount of the Loans and all other amounts due under the Loan Documents (including, without limitation, any amounts due under §4.8 of the Loan Agreement), the Exit Fees to Agent for the account of the Lenders.

(g) Notwithstanding the provisions of §7.13 of the Credit Agreement, from and after the date of the Third Amendment, Agent’s consent shall not be required for Borrower to enter into any proposed new Lease solely for the lease of space at ACC6 provided that the following conditions are met: (1) no Default or Event of Default has occurred and is continuing, (2) the new Lease must be entered into in the ordinary course of business on an arms-length basis with third parties unaffiliated with Borrower for occupancy by such third parties, (3) the proposed new Lease must not affect, cover or relate in any way to any space at ACC5 or amend, cancel, terminate or modify in any way any existing or future Lease at ACC5, (4) the Lease will be subordinate to the Mortgage and the tenant will attorn to Agent and its successor in interest as landlord pursuant to the terms of a Subordination, Non-Disturbance and Attornment Agreement, (5) the Lease will not contain any terms which would materially and adversely affect Agent’s and/or any Lender’s rights under the Loan Documents or interest in the Collateral, and (6) the tenant under such new Lease shall not be a tenant under any Lease (or an affiliate of any tenant under any Lease) with respect to any portion of ACC5; provided, however, if the tenant under the proposed new Lease at ACC6 is a tenant under any Lease (or an affiliate of a tenant under any Lease) with respect to any portion of ACC5, so long as such Lease(s) for ACC5 remain in full force and effect and unmodified in all respects, this clause (6) shall be deemed satisfied. Borrower shall promptly furnish Agent with a copy of any such Lease of space at ACC6 that is entered into in accordance with this subsection (g) together with such other documents and information as Agent reasonably requests from time to time. The parties acknowledge and agree that nothing in this subsection (g) shall (or is intended, or shall be construed, to) modify the terms, conditions, provisions and restrictions of §7.13 of the Credit Agreement with respect to any existing or future Lease relating to any portion of ACC5, which terms, conditions, provision and restrictions remain in full force and effect and unmodified in all respects.

3. References to Credit Agreement. All references in the Loan Documents to the Credit Agreement or any other Loan Document, shall be deemed a reference to the Credit Agreement or such other Loan Document, as modified and amended herein.

4. Acknowledgment of Borrower and Guarantor. Borrower and Guarantor hereby acknowledge, represent and agree that the Loan Documents, as modified and amended herein, remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantor, as applicable, enforceable against Borrower and Guarantor in accordance with their respective terms, and that the execution and delivery of this Amendment and any other documents in connection therewith do not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Borrower’s or Guarantor’s obligations under the Loan Documents. Borrower and Guarantor acknowledge that Agent and the Lenders have made no agreement, and are in no way obligated, to grant any future forbearance, extension, waiver, indulgence, amendment or consent, and this Amendment shall not be deemed to create a course of dealing with or otherwise create any express or implied duty by Agent or any of the Lenders to provide any future forbearance, extension, waiver, amendment, indulgence or consent.

5. Representations and Warranties. Borrower and Guarantor represent and warrant to Agent and the Lenders as follows:

(a) Authorization. The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the authority of Borrower and Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower and Guarantor, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which either Borrower or Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to either Borrower or Guarantor, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, Borrower or Guarantor or any of their respective properties or to which Borrower or Guarantor is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of Borrower or Guarantor, other than the liens and encumbrances created by the Loan Documents.

(b) Enforceability. The execution and delivery of this Amendment are valid and legally binding obligations of Borrower and Guarantor enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.

(c) Approvals. The execution, delivery and performance of this Amendment and the transactions contemplated hereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.

(d) Reaffirmation. Borrower and Guarantor reaffirm and restate as of the date hereof each and every representation and warranty made by Borrower, Guarantor and their respective Subsidiaries in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith except for representations or warranties that expressly relate to an earlier date.

(e) Principal Balance. The outstanding principal balance of the Loan is $146,100,000.00.

6. No Default. By execution hereof, the Borrower and Guarantor each certify that Borrower and Guarantor are and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this Amendment, and that no Default or Event of Default has occurred and is continuing.

7. Waiver of Claims. Borrower and Guarantor acknowledge, represent and agree that none of such Persons has any defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loan or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender, and each of Borrower and Guarantor does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

8. Ratification. Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement and the other Loan Documents remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Loan Documents as modified and amended herein. Nothing in this Amendment or any other document delivered in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantor under the Loan Documents.

9. Effective Date. This Amendment shall be deemed effective and in full force and effect as of the date hereof upon (a) the execution and delivery of this Amendment by Borrower, Guarantor, Agent and the Lenders, and (b) the payment by Borrower to Agent for the account of each Lender executing and delivering this Amendment, a fee for each Lender in an amount equal to 0.50% (50 basis points) multiplied by the outstanding principal amount of the Note of each such Lender; however, this Amendment shall not be deemed effective before 9:30 AM (Eastern) on the date hereof. The Borrower will pay the reasonable fees and expenses of Agent in connection with this Amendment.

10. Amendment as Loan Document. This Amendment shall constitute a Loan Document.

11. Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

12. MISCELLANEOUS. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.

BORROWER:

FOX PROPERTIES LLC, a Delaware limited liability company

By:	DuPont Fabros Technology, L.P., a Maryland limited partnership, its managing member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its sole general partner

		By:	/s/ Lammot J. du Pont
		Name:	Lammot J. du Pont
		Title:	Executive Chairman of the Board
(SEAL)

GUARANTOR:

DUPONT FABROS TECHNOLOGY, L.P., a Maryland limited partnership

By:	DuPont Fabros Technology, Inc., a Maryland corporation, its Sole General Partner

	By:	/s/ Lammot J. du Pont
	Name:	Lammot J. du Pont
	Title:	Executive Chairman of the Board
(SEAL)

[Signatures Continued On Following Pages]

LENDERS:

TD BANK, NATIONAL ASSOCIATION, individually as a Lender and as Agent

By: /s/ David Yesue
Name: David Yesue
Title: Vice President

[TD Bank, National Association Signature Page to Third Amendment to Credit Agreement and Other Loan Documents]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Eric Hafertepen
Name: Eric Hafertepen
Title: Vice President

[KeyBank National Association Signature Page to Third Amendment to Credit Agreement and Other Loan Documents]

ROYAL BANK OF CANADA, as a Lender

By: /s/ Dan LePage
Name: Dan LePage
Title: Authorized Signatory

[Royal Bank of Canada Signature Page to Third Amendment to Credit Agreement and Other Loan Documents]

MACQUARIE BANK LIMITED, as a Lender

By: /s/ Michele Del Bo
Name: Michele Del Bo
Title: Division Director

By: /s/ Lisa Knowles
Name: Lisa Knowles
Title: Division Director

[Macquarie Bank Limited Signature Page to Third Amendment to Credit Agreement and Other Loan Documents]

RIDGEWORTH FUNDS-SEIX FLOATING RATE HIGH INCOME FUND, as a Lender

By: /s/ George Goudelias
Name: George Goudelias
Title: Managing Director

[Ridgeworth Funds-Seix Floating Rate High Income Fund Signature Page to

Third Amendment to Credit Agreement and Other Loan Documents]

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